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                        THE GREAT ATLANTIC & PACIFIC TEA
                                  COMPANY, INC.

                                       TO

                   JPMORGAN CHASE BANK (successor by merger to
                      Manufacturers Hanover Trust Company),

                                   as Trustee





                       ----------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 4, 2001

                                       to

                                    INDENTURE

                           Dated as of January 1, 1991

                       ----------------------------------






                                   Relating to
                                  $200,000,000
                           7.70% Senior Notes due 2004



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                  FIRST SUPPLEMENTAL INDENTURE dated as of December 4, 2001
(this "First Supplemental Indenture"), between THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a corporation duly organized and existing under the laws of the State of Maryland (the "Company" or the "Issuer"), having its principal office at 2 Paragon Drive, Montvale, New Jersey 07645, and JPMORGAN CHASE BANK (successor by merger to Manufacturers Hanover Trust Company), a corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 1, 1991 (the "Indenture"), providing for the issuance from time to time of Securities (as defined in the Indenture), to be issued in one or more series as provided in the Indenture;

                  WHEREAS, the Company has heretofore issued under the Indenture $200,000,000 aggregate principal amount of 7.70% Senior Notes due 2004 (the "2004 Notes");

                  WHEREAS, the Company desires by this First Supplemental Indenture, pursuant to Section 902 of the Indenture, to amend certain provisions in the Indenture as they relate to the 2004 Notes and thereby to modify the rights of the Holders (as defined in the Indenture) of the 2004 Notes under the Indenture;

                  WHEREAS, the Company, pursuant to an Offer to Purchase and Consent Solicitation Statement, dated November 19, 2001 (the "Statement" and, together with the related Consent and Letter of Transmittal, the "Offer Documents"), has offered to purchase any and all of the outstanding 2004 Notes (the "Offer") and solicited the consents of the Holders of the 2004 Notes to the amendments to the Indenture contained herein (the "Consent Solicitation"), upon the terms and subject to the conditions set forth in the Offer Documents;

                  WHEREAS, the Holders of a majority in principal amount of the Outstanding (as defined in the Indenture) 2004 Notes have delivered, pursuant to the Consent Solicitation and in accordance with the requirements of Section 902 of the Indenture, written consents to the amendments to the Indenture contained herein;


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                                      -2-


                  WHEREAS, all conditions precedent provided for in the Indenture with respect to the execution of this First Supplemental Indenture have been complied with; and

                  WHEREAS, in accordance with Section 902 of the Indenture, it is not necessary for the Act of the Holders of the 2004 Notes under Section 902 of the Indenture to approve the particular form of this First Supplemental Indenture, and it is sufficient for such Act to approve to the Proposed Amendments (as defined in the Offer Documents).

                  NOW, THEREFORE, in consideration of the foregoing premises, the Company and the Trustee, for the equal and proportionate benefit of the Holders of the 2004 Notes, mutually covenant and agree as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISION OF GENERAL APPLICATION


                  Section 1.01. Definitions. Terms used but not otherwise defined herein shall have the respective meanings given them in the Indenture.

                  Section 1.02. Effect of First Supplemental Indenture. In accordance with Section 904 of the Indenture, upon the execution of this First Supplemental Indenture, the Indenture shall be modified in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder of 2004 Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. Except as modified by this First Supplemental Indenture, the Indenture and the 2004 Notes, and the rights of the Holders of the 2004 Notes thereunder, shall remain unchanged and in full force and effect.

                  Section 1.03. Operation of Amendments. Notwithstanding anything to the contrary in Section 1.02 hereof, the provisions of this First Supplemental Indenture shall not become operative until the date and time the Company notifies (orally or in writing) JPMorgan Chase Bank, as depositary for the 2004 Notes under the Offer and the Consent Solicitation (the "Depositary"), that the Company has accepted for purchase the 2004 Notes tendered and not withdrawn pursuant to the Offer. In the event the Company notifies (orally or in writing) the Depositary that it has withdrawn or terminated the Offer and the Consent Solicitation, this First Supplemental Indenture shall be terminated and of no force or effect and the Indenture shall not be modified hereby. The Company shall promptly notify the Trustee in writing of any notice it gives to the Depositary.

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                                      -3-


                  Section 1.04. No Effect on Rights of Holders of Securities of Any Other Series. In accordance with Section 902 of the Indenture, the amendments to the provisions of the Indenture contained herein have expressly been included solely with respect to the 2004 Notes, and modify the rights of the Holders of the 2004 Notes with respect to such provisions, and shall be deemed not to effect the rights under the Indenture of the Holders of Securities of any other series. Notwithstanding anything herein to the contrary, the Indenture will not be deemed to have been amended hereby for any purpose with respect to any series of Securities other than the 2004 Notes.


                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE


                  Section 2.01. Amendments to Section 501 of the Indenture.
Section 501 of the Indenture shall be amended as follows:

                  (a) Paragraphs (4) and (5) of Section 501 of the Indenture shall be amended and restated in their entirety to read as follows:

                           (4) default in the performance, or breach, of any
                  covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities (excluding for purposes of this calculation the Company's 7.70% Senior Notes due 2004) a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

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                                      -4-


                           (5) a default under any bond, debenture, note or
                  other evidence of indebtedness of the Company for money borrowed (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company for money borrowed (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $10,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities (excluding for purposes of this calculation the Company's 7.70% Senior Notes due 2004) a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; provided, however, that if such Event of Default under such bond, debenture, note, mortgage, indenture or other instrument or evidence of indebtedness shall be remedied or cured by the company or waived pursuant to such agreement or instrument, then, unless the maturity of the Securities shall have been accelerated as provided herein, the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or the Holders. Subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee assigned to its Corporate Trust Department shall have actual knowledge of such default or (B) such Responsible Officer shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

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                                      -5-


                  (b) The following paragraph shall be added at the end of
Section 501 of the Indenture:

                           Notwithstanding the foregoing, none of the events specified in Paragraphs (4), (5), (6), (7) or (8) of this Section 501 shall constitute an "Event of Default" with respect to the Company's 7.70% Senior Notes due 2004 and the Holders thereof shall have no rights under this Article Five as a consequence of any such event.

                  Section 2.02. Amendments to Section 801 of the Indenture.
Section 801 of the Indenture shall be amended as follows:

                  (a) Paragraph (3) of Section 801 of the Indenture shall be amended and restated in its entirety to read as follows:

                           (3) if, as a result of any such consolidation or
                  merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities (other than the Company's 7.70% Senior Notes due 2004) equally and ratably with (or prior to) all indebtedness secured thereby; and

                  (b) The following paragraph shall be added at the end of
Section 801 of the Indenture:

                           Notwithstanding any other provision in this Indenture, the provisions of this Section 801 will not apply to the Company's 7.70% Senior Notes due 2004 and the Holders thereof shall not be entitled to the benefits of this Section 801.

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                                      -6-


                  Section 2.03. Amendments to Section 1004 of the Indenture.
Section 1004 of the Indenture shall be amended and restated in its entirety to read as follows:

         SECTION 1004. Corporate Existence.

                           Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders (excluding from consideration the Holders of the Company's 7.70% Senior Notes due 2004).

                           Notwithstanding any other provision in this Indenture, the provisions of this Section 1004 will not apply to the Company's 7.70% Senior Notes due 2004 and the Holders thereof shall not be entitled to the benefits of this Section 1004.

                  Section 2.04. Amendments to Section 1005 of the Indenture.
Section 1005 of the Indenture shall be amended and restated in its entirety to read as follows:

         SECTION 1005. Maintenance of Properties.

                           The Company will use its reasonable efforts to cause all material properties used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (subject to wear and tear) and supplied with all necessary material equipment and will use its reasonable efforts to cause to be made all necessary material repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be property and advantageously conducted at all time; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders (excluding from consideration the Holders of the Company's 7.70% Senior Notes due 2004).

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                                      -7-


                           Notwithstanding any other provision in this Indenture, the provisions of this Section 1005 will not apply to the Company's 7.70% Senior Notes due 2004 and the Holders thereof shall not be entitled to the benefits of this Section 1005.

                  Section 2.05. Amendments to Section 1006 of the Indenture.
Section 1006 of the Indenture shall be amended by adding the following paragraph at the end thereof:

                           Notwithstanding any other provision in this Indenture, the provisions of this Section 1006 will not apply to the Company's 7.70% Senior Notes due 2004 and the Holders thereof shall not be entitled to the benefits of this Section 1006.

                  Section 2.06. Amendments to Section 1007 of the Indenture.
Section 1007 of the Indenture shall be amended by adding the following paragraph at the end thereof:

                           Notwithstanding any other provision in this Indenture, the provisions of this Section 1007 will not apply to the Company's 7.70% Senior Notes due 2004 and the Holders thereof shall not be entitled to the benefits of this Section 1007.

                  Section 2.07. Amendments to Section 1008 of the Indenture.
Section 1008 of the Indenture shall be amended as follows:

                  (a) The first paragraph of Section 1008 of the Indenture shall be amended and restated in its entirety to read as follows:

                           The Company covenants and agrees that it will not, and will not permit any Restricted Subsidiary to, create, issue, incur, assume or guarantee any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Securities then outstanding and any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary (other than the Company's 7.70% Senior Notes due
         2004) then entitled thereto shall be secured by such mortgage, pledge, lien or encumbrance equally and ratably with (or prior to) any and all other obligations and indebtedness thereby secured for so long as any such other obligations and indebtedness shall be so secured; provided, however, that the foregoing covenants shall not be applicable to the following:

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                                      -8-



                  (b) The following paragraph shall be added at the end of
Section 1008 of the Indenture:

                           Notwithstanding any other provision in this Indenture, the provisions of this Section 1008 will not apply to the Company's 7.70% Senior Notes due 2004 and the Holders thereof shall not be entitled to the benefits of this Section 1008.

                  Section 2.08. Amendments to Section 1009 of the Indenture.
Section 1009 of the Indenture shall be amended by adding the following paragraph at the end thereof:

                           Notwithstanding any other provision in this Indenture, the provisions of this Section 1009 will not apply to the Company's 7.70% Senior Notes due 2004 and the Holders thereof shall not be entitled to the benefits of this Section 1009.


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS


                  Section 3.01. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

                  Section 3.02. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 3.03. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


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                                      -9-


                  Section 3.04. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 3.05. Benefits of this First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the 2004 Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                  Section 3.06. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 3.07. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 3.08. Recitals. In accordance with Section 604 of the Indenture, the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                  [Remainder of page intentionally left blank;
                             signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.



                                          THE GREAT ATLANTIC & PACIFIC
                                             TEA COMPANY, INC.


                                          By: /s/ Mitchell P. Goldstein
                                              -------------------------------
                                              Name:  Mitchell P. Goldstein
                                              Title: Senior Vice President



                                          JPMORGAN CHASE BANK,
                                             as Trustee


                                          By: /s/ Walter I. Johnson III
                                              -------------------------------
                                              Name:  Walter I. Johnson III
                                              Title: Assistant Treasurer